Question 77 H.  Changes in control of Registrant


Series 7 - Large Cap Growth Portfolio

During the period ended September 30, 2013, the Seasons Series Trust Allocation Moderate Growth Portfolio, a series of the registrant (the Acquiring Portfolio), sold shares of the Seasons Series Trust Large Cap Growth Portfolio, which is also a series of the registrant (the Acquired Portfolio), through a series of transactions. As of March 31, 2013 the Acquiring Portfolio owned approximately 27.5% of the Acquired Portfolio. As of September 30, 2013 the Acquiring Portfolio owned approximately 21.7% of the Acquired Portfolio.

Series 9 - Large Cap Value Portfolio

During the period ended September 30, 2013, the Seasons Series
Trust Allocation Moderate Growth Portfolio, a series of the registrant (the Acquiring Portfolio), sold shares of the Seasons Series Trust Large Cap Value Portfolio, which is also a series of the registrant (the Acquired Portfolio), through a series of transactions. As of March 31, 2013 the Acquiring Portfolio owned approximately
25.3% of the Acquired Portfolio. As of September 30, 2013 the Acquiring Portfolio owned approximately 18.9% of the Acquired Portfolio.

During the period ended September 30, 2013, the SunAmerica Series Trust - SunAmerica Dynamic Allocation Portfolio, a series of SunAmerica Series Trust (the Acquiring Portfolio), acquired shares of the Seasons Series Large Cap Value Portfolio which is a series of the registrant (the Acquired Portfolios), through a series of transactions. As of March 31, 2013 the Acquiring Portfolio owned approximately 21.5% of the Acquired Portfolio. As of September
30, 2013 the Acquiring Portfolio owned approximately 29.2% of the Acquired Portfolio.

Series 10 - Mid Cap Growth

During the period ended September 30, 2013, the SunAmerica Series Trust - SunAmerica Dynamic Allocation Portfolio, a series of SunAmerica Series Trust (the Acquiring Portfolio), acquired shares of the Seasons Series Mid Cap Growth Portfolio which is a series of the registrant (the Acquired Portfolios), through a series of transactions. As of March 31, 2013 the Acquiring Portfolio owned approximately 18.8% of the Acquired Portfolio. As of September
30, 2013 the Acquiring Portfolio owned approximately 28.4% of the Acquired Portfolio.

Series 11 - Mid Cap Value Portfolio

During the period ended September 30, 2013, the Seasons Series
Trust Allocation Moderate Growth Portfolio, a series of the registrant (the Acquiring Portfolio), sold shares of the Seasons Series Trust Mid Cap Value Portfolio, which is also a series of the registrant (the Acquired Portfolio), through a series of transactions. As of March 31, 2013 the Acquiring Portfolio owned approximately
26.0% of the Acquired Portfolio. As of September 30, 2013 the Acquiring Portfolio owned approximately 21.0% of the Acquired Portfolio.

During the period ended September 30, 2013, the SunAmerica Series Trust - SunAmerica Dynamic Allocation Portfolio, a series of SunAmerica Series Trust (the Acquiring Portfolio), acquired shares of the Seasons Series Mid Cap Value Portfolio which is a series of the registrant (the Acquired Portfolios), through a series of transactions. As of March 31, 2013 the Acquiring Portfolio owned approximately 18.9% of the Acquired Portfolio. As of September 30, 2013 the Acquiring Portfolio owned approximately 27.0% of the Acquired Portfolio.

Series 12 - Small Cap Portfolio

During the period ended September 30, 2013, the Seasons Series
Trust Allocation Moderate Growth Portfolio, a series of the registrant (the Acquiring Portfolio), sold shares of the Seasons Series Trust Mid Cap Value Portfolio, which is also a series of the registrant (the Acquired Portfolio), through a series of transactions. As of March 31, 2013 the Acquiring Portfolio owned approximately
27.1% of the Acquired Portfolio. As of September 30, 2013 the Acquiring Portfolio owned approximately 21.1% of the Acquired Portfolio.

Series 13 - International Equity Portfolio

During the period ended September 30, 2013, the SunAmerica Series
Trust - SunAmerica Dynamic Allocation Portfolio, a series of
SunAmerica Series Trust (the Acquiring Portfolio), acquired shares of the Seasons Series Trust International Equity Portfolio which is a series of the registrant (the Acquired Portfolios), through a series of transactions. As of March 31, 2013 the Acquiring Portfolio owned approximately 20.0% of the Acquired Portfolio. As of September
30, 2013 the Acquiring Portfolio owned approximately 30.0% of the Acquired Portfolio.

Series 14 - Diversified Fixed Income Portfolio

During the period ended September 30, 2013, the Seasons Series
Trust Allocation Moderate Growth Portfolio, a series of the registrant (the Acquiring Portfolio), sold shares of the Seasons Series Trust Diversified Fixed Income Portfolio, which is also a series of the registrant (the Acquired Portfolio), through a series of transactions. As of March 31, 2013 the Acquiring Portfolio owned approximately 26.4% of the Acquired Portfolio. As of September
30, 2013 the Acquiring Portfolio owned approximately 22.0% of the Acquired Portfolio.

During the period ended September 30, 2013, the SunAmerica Series Trust ? SunAmerica Dynamic Allocation Portfolio, a series of SunAmerica Series Trust (the Acquiring Portfolio), acquired shares of the Seasons Series Trust Diversified Fixed Income Portfolio which is a series of the registrant (the Acquired Portfolios), through a series of transactions. As of March 31, 2013 the Acquiring Portfolio owned approximately 19.6% of the Acquired Portfolio. As of September 30, 2013 the Acquiring Portfolio owned approximately 35.2% of the Acquired Portfolio.

Series 19 - Focus Value Portfolio

During the period ended September 30, 2013, the SunAmerica Series
Trust - SunAmerica Dynamic Strategy Portfolio, a series of
SunAmerica Series Trust (the Acquiring Portfolio), acquired shares of the Seasons Series Focus Value Portfolio which is a series of the registrant (the Acquired Portfolios), through a series of transactions. As of March 31, 2013 the Acquiring Portfolio owned approximately
8.8% of the Acquired Portfolio.  As of September 30, 2013 the
Acquiring Portfolio owned approximately 25.4% of the Acquired
Portfolio.